UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2 Amendment 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JAKE’S TRUCKING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	4210	98-0461476
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

505-8840-210th Street  Suite# 317 Langley, BC. V1M 2Y2 Telephone 604-790-1641
(Address and telephone number of registrant's principal executive offices)

Incorp Services, Inc.
3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120-3481 Telephone: (800) 246-2677
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common shares to be offered for resale by selling stockholders with attached Share Warrant	2,640,000	$0.10(2)	$264,000	28.25
Issuable Common shares on exercise of the warrants (Exercisable by August 31, 2007)	2,640,000	$0.05	$132,000	14.12
Total Registration Fee				$42.37

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act. This covers the registration of the selling stockholders’ common shares and the shares underlying the warrants and the resale by the selling stockholders named in this prospectus of 2,640,000 common shares and up to 2,640,000 shares issuable on exercise of the warrants which form a Unit  The share warrants cannot be detached and sold separately. The offered units were acquired by the selling stockholders in private placement transactions, which we issued a total of 2,640,00 units consisting of 2,640,000 common shares plus 2,640,000 issuable shares on exercise of the warrants  exercisable at $0.05 per share until August 31, 2007 pursuant to

Regulation S of the Securities Act of 1933 and are exempt from the registration requirements of the Securities Act of 1933. The 2,640,000 shares and the shares underlying the warrants are restricted securities and therefore can not be sold unless they are registered or sold in a transaction which is exempt from registration.    We intend to register the common stock under the Exchange Act. The selling stockholders will sell their shares for the duration of this offering at $0.10 per share until quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Prospectus

THIS IS ONLY A SUMMARY AND DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS, ESPECIALLY "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED IN THIS PROSPECTUS, BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK.

PROSPECTUS
JAKE’S TRUCKING INTERNATIONAL, INC.
A NEVADA CORPORATION

Registration of 2,640,000 Common Shares and
2,640,000 share warrants ("Warrant Shares") with an Exercise Price of $0.05 expiring August 31, 2007

This prospectus relates to the registration of the selling stockholders’ and the shares underlying the warrants and resale by the selling stockholders named in this prospectus of 2,640,000 common shares and up to 2,640,000 shares issuable on exercise of the warrants which form a Unit. The offered units were acquired by the selling stockholders named in this prospectus in private placement transactions, which we issued a total of 2,640,000 units consisting of 2,640,000 common shares plus 2,640,000 issuable shares on exercise of the warrants,  exercisable at $0.05 per share until August 31, 2007 pursuant to Regulation S of the Securities Act of 1933, and are exempt from the registration requirements of the Securities Act of 1933. The 2,640,000 shares and up to 2,640,000 share warrants are restricted securities and therefore can not be sold unless they are registered or sold in a transaction which is exempt from registration.  We intend to register the common stock under the Exchange Act. The selling stockholders will sell their shares for the duration of this offering at $0.10 per share; the share warrants cannot be detached and sold separately.  Please see Plan of Distribution at page 11 for a detailed explanation of how the securities may be sold. The selling stockholders will sell their shares of our common stock at $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

The units were acquired by the selling shareholders directly from us in private offerings that were exempt from registration requirements of the Securities Act of 1933. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Our selling stockholders may not offer or sell their shares/units of our common stock until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The primary affiliate of our company, Michael W. Quesnel, (President, Chief Executive Officer, and Director) will not be selling his shares of our common stock in this offering.  Our common stock is not currently listed on any national exchange or electronic quotation system. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning at "Risk Factors" page 3 before investing in our common stock. Investing in our securities involves risk.

You should carefully consider the Risk Factors beginning on Page 3 of this prospectus before purchasing any of the common stock offered by this prospectus. You should invest in our common stock only if you can afford to lose your entire investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Until a date, which is 90 days after the date of this prospectus, all dealers that buy, sell or trade our common shares, whether or not participating in this offering, may be required to deliver a prospectus.  This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is September 11, 2006

JAKE'S TRUCKING INTERNATIONAL, INC.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

     AND FINANCIAL DISCLOSURE................................................................................................ 45

ADDITIONAL INFORMATION AND REPORTS TO SHAREHOLDERS.................................. 45

        Registration Statement on Form SB-2                         Table of Contents                                                           Page i

        JAKE'S TRUCKING INTERNATIONAL, INC.

    As used in this prospectus, the terms "we", "us", "our", and "Jake’s" mean Jake’s Trucking International, Inc. and our wholly owned subsidiary, Jake’s Trucking International B.C. Inc., unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

Prospectus Summary

      The following information is qualified in its entirety by the more detailed information and financial projections appearing in this prospectus or incorporated by reference herein. You should review carefully the entire contents of this prospectus and the financial projections delivered herewith and consult legal and other professional advisors having relative expertise.  Care should be taken to read each term in the context of the particular provisions of this prospectus in which such term appears.

    Business Summary

    We were incorporated under the laws of the State of Nevada on May 27, 2005 under the name Jake’s Trucking International, Inc.  Our United States registered office is located 3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120-3481 Telephone: (800) 246-2677.  Our principal office is located at 505-8840-210th Street  Suite# 317 Langley, BC. V1M 2Y2.

    We have one wholly owned subsidiary, Jake’s Trucking International, B.C. Inc.   Jake’s Trucking International B.C. Inc. was incorporated under the laws of the Province British Columbia, Canada on June 8, 2005, having its principal office located at 505-8840-210th Street  Suite# 317 Langley, BC. V1M 2Y2.

    We are in the trucking service business transporting gravel to construction sites throughout the lower mainland in British Columbia.   We have three trucks with dump boxes.

    On August 23, 2005 and on September 1, 2005, through the subsidiary Jake’s Trucking International B.C. Inc., the Company entered into lease agreements with Transportation Lease Systems, Inc. for two trucks with dump boxes.

    The first lease (Truck with Dump Box #1) commenced August 23, 2005. The term of the lease is 36 months. The lease security deposit was $51,360. The monthly lease payment is $1,899. At the end of the term of the lease the Company has the option to purchase the truck for $55,982 including all applicable taxes, but not inclusive of administration transfer fees.

    The second lease (Truck with Dump Box #2) commenced September 1, 2005. The term of the lease is 36 months. The lease security deposit was $51,360. The monthly lease payment is $1,866. At the end of the term of the lease the Company has the option to purchase the Truck for $55,982 including all applicable taxes, but not inclusive of administration transfer fees.

    On August 1, 2006, a third lease agreement was entered into and commenced August 1, 2006 (Truck with Dump Box #3). The term of the lease is 36 months.  The lease security deposit was $51,360.  The monthly lease payment is $1,799.24. At the end of the term of the lease the Company has the option to purchase the Truck for $42,800.

    We have received a going concern opinion from our auditors which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As at June 30 2006, the Company has income from operations of $3,484 and an accumulated deficit of $4,922.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2006.

    Michael Quesnel, our officer and director owns 65% of our company’s common stock.  The sole director and officer's common stock is not part of this registration statement.

         Registration Statement – SB-2  Amendment - September 2006                                                                             Page 1

        JAKE'S TRUCKING INTERNATIONAL, INC.

       THE OFFERING

        This prospectus relates to the registration of  2,640,000 common shares and form part of the unit, and up to 2,640,000 common shares underlying the warrants to be sold by the selling stockholders identified in this prospectus that the registrant has agreed to register under the Securities Act of 1933.  We intend to register the common stock under the Exchange Act. The shareholders will sell their shares for the duration of this offering at $0.10 per share. The share warrants cannot be detached and sold separately, the exercise price is $0.05 with an expiry date of August 31, 2007 The 2,640,000 shares and up to 2,640,000 common shares underlying the warrants are restricted securities and therefore can not be sold unless they are registered or sold in a transaction which is exempt from registration.    Please see Plan of Distribution at page 11 for a detailed explanation of how the securities may be sold.

       Our offering price of $0.10 per share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

       The selling stockholders will sell their shares of our common stock at $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. After this registration statement is declared effect we will file the Form 8-A under the United States Exchange Act of 1934 to become a fully reporting company.  We intend to have a market maker apply to the NASD to have our shares quoted on its over the counter bulletin board quotation service following our registration statement becoming effective.  To date no actions have been taken to apply to the NASD to have our shares quoted on its over the counter bulletin board quotation service.  The primary affiliate of our company, Michael W. Quesnel, (our Chairman, President, CEO, and Secretary) who holds 5,000,000 common shares as of June 10, 2006, will not be selling his shares in this offering. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Please see the Plan of Distribution section at page 11of this prospectus for a detailed explanation of how the common shares may be sold.

       SELECTED FINANCIAL INFORMATION

        The following table presents a summary of historical financial information for the first fiscal year ended of September 30, 2005 and the nine months ended June 30, 2006 and certain balance sheet information.  The financial information disclosed is for the period of May 27, 2005 to September 30, 2005 and the period ending June 30, 2006.  The Selected Financial Information should be read in conjunction with the Financial Statements and the Notes thereto appearing in this Prospectus.  The company‘s financial statements were consolidated as at September 30, 2005 and June 30, 2006.

Summary of Consolidated Statement of Operations

                                                                                                         Nine months ended           Three months ended

                                                                                                             To June 30, 2006               June 30, 2006

                                                                                                             (Unaudited)                        (Unaudited)

    Net Sales                                                                                           $   160,002                         $      70,263

    Net Income (Loss)                                                                             $       3,484                         $        1,686

    Net Gain per share-Basic and Diluted Earnings Per Share                   $         0.01                         $          0.01

    No. of shares outstanding                                                                     7,640,000                            7,640,000

Summary of Balance Sheet

                                                                                                         As at June 30, 2006          As at September 30, 2005

                                                                                                             (Unaudited)                       (Audited)

    Current Assets                                                                                   $   107,085                        $       25,723

    Current Liabilities                                                                               $   217,544                        $     125,123

    Total Assets                                                                                       $   420,102                        $     315,872

    Deficit Accumulated                                                                           $      (4,922)                       $       (8,406)

    Stockholders Equity                                                                           $     73,323                         $      39,947

         Registration Statement – SB-2  Amendment - September 2006                                                                             Page 2

        JAKE'S TRUCKING INTERNATIONAL, INC.

        Risk Factors

         An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing units of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

        Because our company has a limited operating history and therefore we do know if we can maintain profitability, if we cannot successfully manage the risks normally faced by start-up companies, our business may fail.

         From the date of our incorporation on May 27, 2005, to the date of this registration statement, we have not generated material revenues.  Our operating activities during this period consist primarily of locating and leasing two trucks with dump boxes for the subsidiary, seeking customers and commencing operations of the Jake's Trucking International, Inc. on August 23, 2005.  Our limited operating history makes it difficult or impossible to predict future results of our operations.  Our prospects are subject to the risks and expenses encountered by start up companies, such as uncertainty regarding level of future revenue and inability to budget expenses and manage growth accordingly, and inability to access sources of financing when required and at rates favorable to us. We may not acquire or develop a trucking business that will make us profitable, which might result in the loss of some or all of your investment in our common stock.

        Our ability to continue as a going concern is in doubt because we do not have material earnings and there are no assurances that we will raise sufficient funds to complete our business plan. This raises substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors' opinion in connection with our audited financial statements.

          We have generated limited revenues since our inception on May 27, 2005. Because of the limited business operations as at June 30, 2006, our independent auditors' opinion includes an explanatory paragraph about our ability to continue as a going concern in their audited notes to the financial statements September 30, 2005 Note 2 . There is no assurance that we will be able to raise sufficient funds to complete its business plan.  As a result of the foregoing, there exists substantial doubt about our ability to continue as a going concern.

        No assurance of profitability.

        The company's success will be determined on its ability to provide reliable trucking services and is dependant on the effectiveness of its marketing program to maintain and attract customers. There can be no assurance that our business plan will be successful or result in earning substantial revenues or profit or that investors will not lose their entire investment.

        We face risks associated with the planned future expansion of our operations.

         Management has determined that the success of our business strategy depends on our ability to expand the number of customers on an ongoing basis, either by acquiring additional trucks or hiring additional licensed drivers to expand our hours of operation.  Our success also depends on our ability to operate and successfully manage our daily operations.  Our ability to expand successfully will depend upon a number of factors, including the following:

  the availability of trucking services opportunities;

  the hiring, training, and retention of additional management and drivers;

  the availability of adequate financing;

  the continued development and implementation of management information systems;

  competitive factors; and

  general economic and business conditions.

Increased construction costs, increased gasoline costs and delays resulting from governmental regulatory approvals, strikes, or work stoppages, adverse weather conditions, may also affect the our trucking services in the future.  The length of this period will depend upon a number of factors, including the time of the year, the sales volume, and our ability to control costs.

         Registration Statement – SB-2  Amendment - September 2006                                                                             Page 3

        JAKE'S TRUCKING INTERNATIONAL, INC.

        We may not successfully achieve our expansion goals. If we lease additional trucks with dump boxes or hire additional drivers we may not have enough customers to make us profitable. Rising costs of gasoline and insurance are major factors in determining our success.

        The competition in our location in the Lower Mainland  area is intensely competitive.

         While construction start-ups in the Lower Mainland are near record highs we compete with a variety of established competitors in this market. Some competitors may have longer operating histories, greater name recognition, established customer bases, and substantially greater financial, technical and marketing resources than the Company. The Company believes that the principal factors affecting competition in its proposed market include degree of name recognition (goodwill), ability to differentiate its trucking service offerings, maintaining a high level of customer service and customer satisfaction, and the ability to effectively respond to changing customer needs and preferences. Currently, there are no significant proprietary or other barriers of entry that could keep potential competitors from developing or acquiring similar trucking businesses and providing competing services in the Company's market. The Company's ability to compete successfully in the trucking industry will depend in large part on its ability to acquire new customers, meet its current and future customer demands, acquire additional trucks and reliable drivers.

        There can be no assurance that the Company will be able to compete successfully in the future, or that future competition will not have a material adverse effect on the business, operating results and financial condition of the Company.

        Potential for indebtedness

         There is no assurance that the Company will not incur debt in the future, that it will have sufficient funds to repay its indebtedness or that the Company will not default on its debt, jeopardizing its business viability. Furthermore, the Company may not be able to borrow or raise additional capital in the future to meet the Company's needs or to otherwise provide the capital necessary to conduct its business.

        We anticipate that we may incur significant debt in the future, and we may be unable to meet the associated debt covenants over time.

         We anticipate that we may incur significant indebtedness in the future in connection with our growth strategy. As of June 30, 2006, we had an amount owing to one of our shareholders of $163,610 and subsequently 51,360 for the security of the third truck with dump box leased August 1, 2006. (All of amounts due to related party were classified as current in the financial statements - see Note 5 of the Financial Statements). However, in the process of financing future acquisitions, we may incur debt which may include financial covenants which may limit the amount we can further borrow. If we fail to meet any financial covenants, our lenders could call their loans immediately.  There can be no assurance we will continuously meet these covenants in the future. We anticipate that the assets of Jake's Trucking which we may acquire in the future will be pledged directly or indirectly to secure our debt obligations.  We  have not entered into any agreements, understandings or have preliminary plans for future acquisitions.

        Our future borrowings may involve substantial interest expense.

        Our borrowings may result in interest expense that may restrict our ability to operate profitably and increase financial risk. Additionally, current interest rates are at historically low levels.  If interest rates were to increase, our interest costs would also increase, adding further risk and uncertainty. We must make these interest payments regardless of our operating results.

        The Company's success is substantially dependent on the performance of its executive officer and key employees.

         The immediate loss of the services of our senior manager, without a reasonable period of transition, could have a material adverse effect on our business. We do not maintain any life insurance on the senior executive. Given the Company's early stage of operations in the trucking industry, the Company is dependent on its ability to retain and motivate high quality drivers. Although the Company believes it will be able to attract, retain and motivate qualified personnel for such purposes, an inability to do so could materially adversely affect the Company's ability to market, sell, and deliver services. The loss of one or more of its employees or the Company's inability to hire and retain other qualified employees could have a material adverse effect on the Company.

        Uninsured losses

         There is no assurance that the Company will not incur uninsured liabilities and losses as a result of the conduct of its proposed business. The Company plans to maintain comprehensive liability and property insurance at customary levels. The Company will

             Registration Statement – SB-2  Amendment - September 2006                                                                             Page 4

            JAKE'S TRUCKING INTERNATIONAL, INC.

            also evaluate the availability and cost of business interruption insurance when necessary. However, should uninsured losses occur, the shareholders could lose their invested capital.

            The Company may have liabilities to affiliated or unaffiliated lenders.

             These liabilities would represent fixed costs which would be required to be paid regardless of the level of profitability experienced by the Company. There is no assurance that the Company will be able to pay all of its liabilities. Furthermore, the Company is always subject to the risk of litigation from customers, employees, suppliers or others because of the nature of its business. Litigation could cause the Company to incur substantial expenses and, if cases are lost, judgments and awards could add to the Company's costs.

            All of our assets and our Chief Executive Officer and Chairman are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

             All of our assets, through our wholly-owned subsidiary, are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, our Chairman and Chief Executive Officer is a resident and national of a country outside the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

            Our director and officer may not be able to devote sufficient time

             Our director and officer may not be able to devote sufficient time to our business affairs, which may negatively affect our ability to conduct our ongoing operations and our ability to generate revenues. As a Director of Jake's Trucking International Inc., the role of Mr. Quesnel is to ensure all private placement funding is conducted in accordance with all securities legislation; that all accounting functions in the parent and subsidiary are complete and accurate and prepared in a timely fashion; and, to ensure all Federal and State public filings are complete and accurate. Mr. Quesnel also ensures the day-to-day business operations are conducted efficiently and within budget. Mr. Quesnel is responsible for attracting new customers while retaining the current customer base.  Mr. Quesnel currently devotes four hours per day to Jake's Trucking.

            Because our officers, director and principal shareholder controls a majority of our common stock, investors will have little or no control over our management or other matters requiring shareholder approval.

             Our officer and director beneficially owns the majority of our outstanding common shares. As a result, he has the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officer and director controls the company, investors will not be able to replace our management if they disagree with the way our business is being run. Because control by this insider could result in management making decisions that are in the best interest of this insider and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

            Because we can issue additional common shares, purchasers of our common stock may incur immediate dilution and may experience further dilution.

             We are currently authorized to issue up to 75,000,000 common shares, of which 7,640,000 (2,640,000 of which form part of this registration statement) are issued and outstanding at the time of this prospectus. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our company in the future.

            Because the share warrant cannot be sold separate from the securities being registered this risk may incur a loss for the investor.

            This offering does not allow for separate sell of the attached share warrant to each unit.  If the warrants cannot be sold separately the investor may incur a loss if they exercise the warrant and purchase the share at $0.05 and are not able to resell at $0.10. The 2,640,000 shares with attached warrants are restricted securities and therefore can not be sold unless they are registered or sold in a transaction which is exempt from registration.    Our common stock is not currently listed on any national exchange or electronic quotation system.  Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.10

                 Registration Statement – SB-2  Amendment - September 2006                                                                             Page 5

                JAKE'S TRUCKING INTERNATIONAL, INC.

                per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

                Because we face risks that affect the trucking and construction industries in general, these risks may have a material adverse effect on our business.

                 A variety of factors over which we have no control may affect the ownership and operation of our trucking business.  These factors include adverse changes in national, regional, or local economic or market conditions; increased costs of labor; fuel, utility, and energy and other price increases; competitive factors; the number, density, and location of competitors; and changing demographics, traffic patterns, and spending priorities.

                Third parties may file lawsuits against us based on discrimination, personal injury, claims for injuries or damages. We cannot predict any of these factors with any degree of certainty.  Any one or more of these factors could have a material adverse effect on our business.

                Employees may file claims or lawsuits against us based on discrimination or wrongful termination or based upon their rights created by the provincial laws wherein we do business. These claims or lawsuits could result in unfavorable publicity and could have a material adverse effect on our business.

                Because we face rising insurance costs, we may incur uninsured losses that could result in the loss of part or all of a  shareholder’s investment.

                The cost of insurance (general liability insurance, health insurance, vehicle (truck) insurance and directors and officers liability insurance) has risen significantly in the past few years and is expected to continue to increase in 2006 and 2007.  Insurance Corporation of British Columbia (ICBC) rates increased 6.5% in 2006 as announced in their news release of July 13, 2006, “The BC Utilities Commission has released its final decision on 2006 rates for basic, compulsory auto insurance. The Commission confirmed a rate increase of 6.5 per cent, which came into effect on an interim basis on March 15, 2006.”

                The exception to an insurance increase is WorkSafe BC, an agency that collects insurance premiums from employers to cover the cost of workplace insurance. As an employer, we are required to pay premiums, and these premiums are based on the assessable earnings of our employees. The premiums collected pay the costs associated with work-related injuries and diseases, including health care, wage loss, rehabilitation, and administration.  WorkSafe BC does show a decrease in workers’ compensation insurance for 2006 over years 2005.

                2006 - Classification Unit 732013:  Dump Truck Operation

         Sector:

            Transportation and Warehousing

         Base rate 2006:

            $3.63 per $100 of assessable payroll

         Previous rates:

2005:
$3.82

2004:
$3.23

     Additionally we have acquired a third truck with dump box and are required to insure the vehicle at an annual rate of $5881.07.  In 2006 the insurance rates for vehicles increased by 6.5%.  We may be unable to make the improvements in our operations to mitigate the effects of increased frequency and higher costs. We may incur uninsured losses as a result of the conduct of our business. Should uninsured losses occur, any purchasers of our common shares could lose their entire investment.

     Because we face intense competition, an investment in our company is highly speculative.

      The transportation industry in general is highly competitive with respect to price, service, and quality.  Trucking services operators also compete for construction sites and qualified drivers, personnel and managers.  Our trucking service will compete with a large

           Registration Statement – SB-2  Amendment - September 2006                                                                             Page 6

          JAKE'S TRUCKING INTERNATIONAL, INC.

          number of other trucking businesses, including national and regional trucking companies, as well as with locally owned, independent truckers.  Many of our competitors have greater financial resources, more experience, and longer operating histories than we possess.

          Because we face risks associated with government regulation, an investment in our company is high risk.

           The transportation industry is subject to extensive licensing and regulation by state and/or Provincial and local departments and bureaus of transportation, health, sanitation, and fire and to periodic truck inspection  by the state and municipal authorities for areas in which the trucks operate.

          Primarily, the company must comply with very stringent regulations through the British Columbia Employment Standards Act, the Transportation Act and the Motor Vehicles Act imposed on the business and its operations designed to protect the public or its ability to operate will be restricted. Some jurisdictions may impose restrictions or licensing requirements on the company’s trucking services and products.  In addition, we are subject to local land use, zoning, building, planning, and traffic ordinances and regulations.  Delays in obtaining, or denials of, or revocation or temporary suspension of, necessary licenses or approvals could have a material adverse impact on our development of our trucking business.

          At present, the Company does not anticipate that any potential restrictions or licensing requirements in its target markets will hinder its ability to operate successfully. However, no assurance can be made that in the future new restrictions, prohibitions or licensing requirements will not arise which would materially adversely effect the Company's business, operating results, and financial condition of the Company.

          There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

           There is currently no active trading market for our common stock and such a market may not develop or be sustained. Therefore it may be difficult to sell the shares or if sold it may adversely affect the market price of such shares. Our common stock is not currently listed on any national exchange or electronic quotation system.  Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.  We intend to have a market maker apply to the NASD to have our shares quoted on its over the counter bulletin board quotation service following our registration statement becoming effective.  To date no actions have been taken to have a market maker apply to the NASD to have our shares quoted on its over the counter bulletin board quotation service.   Please see Plan of Distribution at page 11 for a detailed explanation of how the securities may be sold.

          Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering.

           We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have minimal revenues, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

          Our common shares are considered to be penny stock and subject to the SEC's penny stock regulations which adversely affect the liquidity of our common shares.

           The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than U.S. $5.00 per share, subject to certain exceptions.  Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.  The administration requirements imposed by these rules may affect the liquidity of our common shares.

          Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer

               Registration Statement – SB-2  Amendment - September 2006                                                                             Page 7

              JAKE'S TRUCKING INTERNATIONAL, INC.

              approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

              Forward-Looking Statements

               This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" beginning on page 3, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

              While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

              Use of Proceeds

               The shares that form the part of the units, and the shares underlying the warrants offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares. We will not receive any part of the proceeds from such sales of common stock. We will, however, incur all costs associated with this registration statement and prospectus.

              Determination of Offering Price

               The offering price of the 2,640,000 units being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.  Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us.  No valuation or appraisal has been prepared for our business and potential business expansion.

              We arbitrarily selected the exercise price for the warrant and there is no relationship between the exercise price of the warrants and our assets, earnings, book value, net worth or other economic or recognized criteria and future value of our shares.

                   Registration Statement – SB-2  Amendment - September 2006                                                                             Page 8

                  JAKE'S TRUCKING INTERNATIONAL, INC.

                  Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. We intend to have a market maker apply to the NASD to have our shares quoted on its over the counter bulletin board quotation service following our registration statement becoming effective.  To date no actions have been taken to apply to the NASD to have our shares quoted on its over the counter bulletin board quotation service.   Please see Plan of Distribution at page 11 for a detailed explanation of how the securities may be sold.

                  Dilution

                   The issued and outstanding shares being registered have no impact on the number of shares issued and outstanding and dilution will result from this offering.

                   The common stock to be sold by the selling stockholders is 2,640,000 units, of which 7,640,000 shares are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders. However, 2,640,000 shares underlying the warrants were issued to shareholders in the Reg S Offering exercisable at $0.05 per share until August 31, 2007 which may not be sold separately.

                  Dividend Policy

                   We have never paid cash dividends and we do not intend to pay any cash dividends with respect to our common shares in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of earnings, if any, to support our business activities.

                  Transfer Agent

                   The registrar and transfer agent for our common shares will be TranShare, 5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111-2608.

                  Selling Security Holders

                   The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the total 2,640,000 common shares that form part of the units, and the 2,640,000 shares underlying the warrantss to be registered, no estimate can be given as to the amount or percentage of these shares that will be held by the selling stockholders upon termination of the offering. As of September 11, 2006 there were a total of 7,640,000 shares of common stock outstanding (including 5,000,000 shares of common stock beneficially owned by Michael Quesnel, President that are not being registered). The selling shareholders in this prospectus were a result of a private common stock offering (detailed in the two tables below), which closed January 15, 2006.

                  The table immediately below sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of  September 11, 2006 and the number of shares of common stock covered by this prospectus. This selling stockholders' table includes shareholders that purchased 2,640,000 shares of our common stock, pursuant to a private offering which satisfied the requirements of Rule 506 of Regulation S. This offering was sold at $0.01 per share and was closed on January 15, 2006. The sale price of our common stock was the result of negotiations between the respective purchasers and the company, and was not based on book value or our assets.

                  Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge. None of these selling security holders have been a Director or officer of the company since its formation on May 27, 2005.

                       Registration Statement – SB-2  Amendment - September 2006                                                                             Page 9

                      JAKE'S TRUCKING INTERNATIONAL, INC.

                          Name of Selling
                            Stockholder and Position,
                            Office or Material
                           Relationship with Jake’s
                            Trucking International, Inc.

                          Common
                           Shares owned
                           by the Selling
                            Stockholder (**)

                          Number of Shares
                           Issuable Upon
                           Exercise of Share
                            Purchase Warrants

                          Total Shares to
                           be Registered
                           Pursuant to this
                            Offering (***)

                          Number of Shares Owned by
                           Selling Stockholder After
                           Offering and Percent of Total
                           Issued and Outstanding(*)

                          # of
                            Shares

                          % of
                            Class

                          Virginia Kay(10)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Raymond Armstrong(10)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Anne Marie Holley

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Kenneth Tomori

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Luke Milligan

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Merv Milligan

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Glenn Brown

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Christine Friend(1)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Bryan Oulton(1)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Simone Gesualdo(2)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Domenico Gesualdo(2)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Sandy Bartas

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Jason Kerr

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Lisa Novak(3)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Mike Novak(3)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Tracy Forber(4)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          John Fober(4)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Kevin Nielsen(5)

                          90,000

                          90,000

                          180,000

                          Nil

                          0%

                          Krystal Nielsen(5)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Rudy Forgo(6)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Michelle Forgo(6)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Sid Stokes(7)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Maria Stokes(7)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Lisa Davis

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Dylan Tremblay

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Steve Bieberstien

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Mark Gorse

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Ted Sawicki(8)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Sue Sawicki(8)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Mark Gunderson(9)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Suzanne Gunderson(9)

                          10,000

                          10,000

                          20,000

                          Nil

                          0%

                          Kristy Stewart(11)

                          250,000

                          250,000

                          500,000

                          Nil

                          0%

                          Brett Crosby(11)

                          250,000

                          250,000

                          500,000

                          Nil

                          0%

                          Mike Parsons

                          250,000

                          250,000

                          500,000

                          Nil

                          0%

                          Tanya Stewart(12)

                          250,000

                          250,000

                          500,000

                          Nil

                          0%

                          Robert Parsons(12)

                          250,000

                          250,000

                          500,000

                          Nil

                          0%

                          Frank Parsons

                          250,000

                          250,000

                          500,000

                          Nil

                          0%

                          Jeanette Ursich

                          250,000

                          250,000

                          500,000

                          Nil

                          0%

                          Michael Moody(13)

                          250,000

                          250,000

                          500,000

                          Nil

                          0%

                          Wynn Nguyen(13)

                          250,000

                          250,000

                          500,000

                          Nil

                          0%

                          2,640,000

                          2,640,000

                          5,280,000

                     (1)(2)(3)(4)(5)(6)(7)(8)(9) Husband and Wife

                     (10)(11)(12)(13) Common Law (live together as husband and wife)

                     Mr. Quesnel’s, (President, Chief Executive Officer, Secretary, and Director), 5,000,000 common shares allotted in May 28, 2005 will not be sold as part of this offering.

                      (*) Assumes all of the shares of common stock offered are sold. The above is based on 7,640,000 common shares issued and outstanding (including 5,000,000 common shares beneficially owned by Michael Quesnel that are not

                                         Registration Statement – SB-2  Amendment - September 2006                                                                         Page 10

                                        JAKE'S TRUCKING INTERNATIONAL, INC.

                                          being registered) on September 11, 2006 as a result of a private placement offering pursuant to Regulation S under the Securities Act of 1933.

                                          (**) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

                                          (***) If all shares warrants are exercised then the number of shares registered will be 5,280,000 common shares for a total of 10,280,000 issued and outstanding (5,000,000 of these issued shares beneficially owned by Michael Quesnel will not be registered).

                                         We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                                         Plan of Distribution

                                          The shares of our common stock offered by this prospectus are being registered to allow public secondary trading by the holders of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of these shares by the selling stockholders.

                                         The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Some of the selling stockholders may distribute their shares, from time to time, to their limited and/or general partners or members, who may sell their shares pursuant to this prospectus. None of our selling stockholders is an entity they are all individuals. Each selling stockholder may also transfer shares owned by such selling stockholder by gift, and upon and such transfer, the donoree would have the same right of sale as the selling stockholder. Our common stock is not currently listed on any national exchange or electronic quotation system.  Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

                                         Michael W. Quesnel, the primary affiliate of our company, will not be selling his shares as part of this offering.   These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

    Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to reflect current market prices.

    Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

                                         Registration Statement – SB-2  Amendment - September 2006                                                                         Page 11

                                        JAKE'S TRUCKING INTERNATIONAL, INC.

                                          The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                                          A selling stockholder may enter into hedging transactions with broker-dealers in connection with the distributions of the shares or otherwise.

                                           In such transactions, broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder, including positions assumed in connection with distributions of the shares by such broker-dealers. Some or all of the shares covered by this registration statement may be sold to cover short positions in the open market.

                                          A selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares pursuant to this prospectus. In addition, a selling stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares pursuant to this prospectus.

                                          We have been advised by each of the selling stockholders that they have not, as of the date of this prospectus, entered into any arrangement with any agent, broker or dealer for the sale of the shares.

                                           We may suspend the use of this prospectus and any supplements hereto in certain circumstances due to pending corporate developments, public filings with the Securities and Exchange Commission or similar events.

                                           We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                                           All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

                                          The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than U.S.  $5.00 per share, subject to certain exceptions.  Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.  The administration requirements imposed by these rules may affect the liquidity of our common shares.

                                          Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent

                                                                               Registration Statement – SB-2  Amendment - September 2006                                                                         Page 12

                                                                              JAKE'S TRUCKING INTERNATIONAL, INC.

disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                          Michael Quesnel  is the underwriter in this offering, as that term is defined in section 2(a)(11) of Rule 144  the Securities Act of 1933. Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

                                          Legal Proceedings

                                           We are not aware of any material legal proceedings against us. We may be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.

                                          Directors, Executive Officers, Promoters and Control Persons

                                           The following table sets forth certain information regarding the executive officers and directors of Jake’s Trucking International, Inc. as of July 11, 2006:

                                          Name                                               Age       Title                                                                        Term of  Service

                                          Michael W. Quesnel                           38         President, Chief Executive Officer and Director         Indefinite

                                           Vancouver, British Columbia

                                          Mr. Michael Quesnel is the sole director and officer of Jake’s.  He holds that office indefinitely until he either resigns, or is replaced by the shareholders, or is removed by law.  Mr. Michael Quesnel is the majority shareholder of the Company.  Mr. Quesnel spends an estimated twenty hours a week in fulfilling his duties as Manager and Director.

                                          Michael W. Quesnel

                                          Mr. Quesnel in addition to his obligations with Jake's is self-employed. He purchases commercial and residential real estate for the purpose of development and rental revenue in the Lower Mainland of British Columbia.  Previously, Mr. Quesnel established and was owner operator of West Side Hogs and Rods Ltd. for ten years (1995-2005).   West Side Hogs and Rods, a motorcycle sales and repair shop, is still in operation however, Mr. Quesnel does not own or work with the company.  Mr. Quesnel leases the property to the new owners.

                                           Previously Mr. Quesnel was employed with Crown Paper as Sales Representative from 1992 until 1995.

                                           Mr. Quesnel was born in Neepawa Manitoba on Feb. 25, 1967. He graduated from Red River Community College in Winnipeg, Manitoba with Commerce and Industrial Sales and Diploma Degree in 1989. Mr. Quesnel currently resides in Vancouver, BC.

                                           Mr. Quesnel has not been a director in any public company prior to Jake's Trucking International Inc.

                                          Security Ownership of Certain Beneficial Owners and Management

                                           The following table sets forth, as of September 11, 2006, certain information as to shares of the common stock owned by (i) each person known by management to beneficially own more than 5% of the outstanding common stock, (ii) each of the Company’s directors, and (iii) all executive officers and directors of the Company as a group:

                                                                                                  AMOUNT AND NATURE                                    PERCENT OF

                                           NAME AND ADDRESS    OF BENEFICIAL SHARES OWNED               OUTSTANDING OWNERSHIP

                                           Michael W. Quesnel             5,000,000 Common Shares (beneficially owned)                      68.83%

                                                                               Registration Statement – SB-2  Amendment - September 2006                                                                         Page 13

                                                                              JAKE'S TRUCKING INTERNATIONAL, INC.

                                                                                Description of Securities

                                                                                 Our authorized capital stock consists of 75,000,000 shares of common stock, having a par value of $0.001 US per share. As of September 11, 2006, there were issued and outstanding 7,640,000 shares of common stock (attached warrants exercisable by August 31, 2007) and 41 holders of record. All outstanding shares of common stock are fully paid and non-assessable. Holders of our common stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders.  Holders of a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors, if they choose to do so, in which event the holders of the remaining shares will be unable to elect directors. There is currently one member on the Board of Directors. The common stock has no preemptive or other subscription rights, has no conversion, redemption or retraction rights.  Holders of shares of our common stock are also entitled to dividends in such amounts as may be determined in the absolute discretion of our Board of Directors from time to time.  Holders of shares of our common stock are also entitled to receive pro rata our net assets in the event of liquidation, dissolution or winding-up or other distribution of assets among our shareholders.

                                                                                Interest of Named Experts and Counsel

                                                                                 No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                                                                Experts

                                                                                 MacKay, LLP Chartered Accountants, independent auditors, have audited Jake’s Trucking International, Inc.’s financial statements as at September 30, 2005 and from inception (May 27, 2005) to September 30, 2005, which are included in this Prospectus.  Jake’s Trucking International, Inc. financial statements are incorporated by reference in reliance on MacKay’s report, due to their authority as experts in accounting and auditing.

                                                                                As a result of the development stage of our Company, our auditors have modified their standard audit report to include the following note: “The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to consolidated financial statements, the Company is in the development stage, and has no permanently established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 2, raise substantial doubt that the Company will be able to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

                                                                                MacKay LLP Chartered Accountants  (Auditors) are not employed on a contingent basis in connection with the registration or offering of Jake’s Trucking International Inc.’s common stock.

                                                                                Disclosure of Commission Position of Indemnification for Securities Act Liabilities

                                                                                 The Nevada revised Statutes pursuant to 78.7502 and 78.751 provides indemnifications for officers and directors when they acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful, and acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim adjudged by a court after exhaustion of all appeals, to be liable to the company unless the court determines otherwise upon application. The

                                                                                                                     Registration Statement – SB-2  Amendment - September 2006                                                                         Page 14

                                                                                                                    JAKE'S TRUCKING INTERNATIONAL, INC.

                                                                                                                      company shall indemnify an officer director or employee or agent of the company against expenses including attorney’s fees actually and incurred by him in a successful defense of any matter regarding the company.

                                                                                                                       The above indemnification may be made by the company after a determination made by either the shareholders, the board of directors by majority vote of a quorum consisting of directors who are not party to the action suit or proceeding supported by independent legal counsel in a written opinion, or if a quorum of directors who are not party to the action cannot be obtained by independent legal counsel in a written opinion.

                                                                                                                       The aforementioned indemnification continues for a person who has ceased to be a director, officer, employee or agent and their heirs, executors and administrators.

                                                                                                                      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (The “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                                                                                                      Description of Business

                                                                                                                       Business Development

                                                                                                                      Jake's Trucking International, Inc. was established and incorporated on May 27, 2005 in the state of Nevada.  Our operating subsidiary, Jake’s Trucking International B.C. Inc., was incorporated on June 8, 2005, in the Province of British Columbia Canada.  There are no bankruptcy, or receivership, or similar proceedings against the parent or operating subsidiary.

                                                                                                                      On August 23, 2005 and on September 1, 2005, through the subsidiary Jake’s Trucking International B.C. Inc., the Company entered into lease agreements with Transportation Lease Systems, Inc. for two trucks with dump boxes.

                                                                                                                      The first lease (Truck with Dump Box #1) commenced August 23, 2005. The term of the lease is 36 months. The lease security deposit was $51,360. The monthly lease payment is $1,899. At the end of the term of the lease the Company has the option to purchase the truck for $55,982 including all applicable taxes, but not inclusive of administration transfer fees.

                                                                                                                      The second lease (Truck with Dump Box #2) commenced September 1, 2005. The term of the lease is 36 months. The lease security deposit was $51,360. The monthly lease payment is $1,866. At the end of the term of the lease the Company has the option to purchase the Truck for $55,982 including all applicable taxes, but not inclusive of administration transfer fees.

                                                                                                                      On August 1, 2006, a third lease agreement was entered into and commenced August 1, 2006 (Truck with Dump Box #3). The term of the lease is 36 months.  The lease security deposit was $51,360.  The monthly lease payment is $1,799.24. At the end of the term of the lease the Company has the option to purchase the Truck for $42,800.

                                                                                                                      All trucks are insured through Insurance Corporation of British Columbia ("ICBC") a British Columbia insurance agency.

                                                                                                                       Recently we developed a new service to sell gravel, sand and top soil to our customers. We first started selling the gravel, sand and top soil at cost and once we found there was an interest to our customers we now sell at an average of a 10% mark-up rate.  The income statement reflects a loss on the resale of materials due to the sales at cost as well as we purchased material that was delivered but not yet invoiced.

                                                                                                                      Business of Issuer

                                                                                                                      We are in the trucking service business transporting gravel to construction sites throughout the lower mainland in British Columbia.

                                                                                                                       We currently employ three drivers.  Our hours of operation are Monday to Saturday, 8 a.m. until 6 p.m.  As our customer base expands we expect that we will hire additional drivers and extend our hours of operation to include early evenings. We consider our employee relations to be good and to date we have experienced no work stoppages,

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                                                                                                                                                                                                                                      JAKE'S TRUCKING INTERNATIONAL, INC.

                                                                                                                                                                                                                                          strikes, or labor disputes. None of the company’s employees are covered by a collective bargaining agreement. There are no employee agreements.

                                                                                                                                                                                                                                         Jake’s Trucking has no written contracts with any construction sites.  There are central dispatchers who receive calls from construction sites requesting trucks.  Jake's is then dispatched to the site.

                                                                                                                                                                                                                                         Our customers are local construction companies building commercial and residential buildings.  Jake's Trucking relies on its professional service, experienced drivers for repeat calls.  We do not advertise other than business cards, name on the trucks and simply word of mouth.  We have personally contacted all of the construction sites in the area to be placed on their call list.

                                                                                                                                                                                                                                          We have contracted the monthly bookkeeping to an outside source.

                                                                                                                                                                                                                                         Principal Products and/or Services and Their Markets

                                                                                                                                                                                                                                          Our principal services include pick up and delivery of gravel from gravel suppliers to construction sites operated by local construction companies erecting commercial and residential buildings.

                                                                                                                                                                                                                                          We offer professional trucking services to our customers and continue to develop repeat business and new customers through our signage and personally contacting each site in order to be placed on the call list.

                                                                                                                                                                                                                                          Recently we developed a new service to sell gravel, sand and top soil to our customers. We first started selling the gravel, sand and top soil at cost and once we found there was an interest to our customers we now sell at an average of a 10% mark-up rate.  The income statement reflects a loss on the resale of materials due to the sales at cost as well as we purchased material that was delivered but not yet invoiced.

                                                                                                                                                                                                                                         Marketing Strategy

                                                                                                                                                                                                                                          We continue our marketing activities by word of mouth and visiting constructions sites.  Our trucks have signage and our drivers carry business cards.  Our trucks are operating at full capacity and do not have a need to advertise for additional customers at this time.  As we expand our business with additional drivers and trucks we may at that point advertise in local papers or distribute flyers to construction sites.

                                                                                                                                                                                                                                         Government Regulation

                                                                                                                                                                                                                                          The trucking industry is subject to extensive licensing and regulation by state and/or Provincial and local departments and bureaus of transportation, health, sanitation, and fire and to periodic truck inspection by the state and municipal authorities for areas in which the trucks operate.

                                                                                                                                                                                                                                         Primarily, the company must comply with very stringent regulations through the British Columbia Employment Standards Act, the Transportation Act and the Motor Vehicles Act imposed on the business and its operations designed to protect the public or its ability to operate will be restricted. Some jurisdictions may impose restrictions or licensing requirements on the company’s trucking services and products.  In addition, we are subject to local land use, zoning, building, planning, and traffic ordinances and regulations.  Delays in obtaining, or denials of, or revocation or temporary suspension of, necessary licenses or approvals could have a material adverse impact on our development of our trucking business.

                                                                                                                                                                                                                                         Various Federal, State and/or Provincial, and local laws affect our business.  The continuing development and operation of our trucking business depends on a significant extent of our ability to maintain our two gravel trucks and to obtain new customers and the acquisition of additional trucks.  Construction sites our main source of business are subject to zoning, land use, environmental, traffic, and other regulations of state and local governmental agencies.  City ordinances or other regulations, or the application of such ordinances or regulations, could impair our ability to deliver gravel to locations and could result in costly delays.

                                                                                                                                                                                                                                         The delay or failure to obtain or maintain any licenses or permits necessary for operations could have a material adverse effect on our business.  In addition, an increase in the minimum wage rate, employee benefit costs, costs of maintain trucks or other costs associated with employees could adversely affect our business.

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                                                                                                                                                                                                                                                                                                                                                         JAKE'S TRUCKING INTERNATIONAL, INC.

                                                                                                                                                                                                                                                                                                                                                            Management’s Discussion and Analysis of Plan of Operations

                                                                                                                                                                                                                                                                                                                                                              The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 3 of this registration statement.

                                                                                                                                                                                                                                                                                                                                                             Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

                                                                                                                                                                                                                                                                                                                                                            Description of Property

                                                                                                                                                                                                                                                                                                                                                              Jake's Trucking International, Inc. maintains an office located at 505-8840-210th Street  Suite# 317 Langley, BC. V1M 2Y2, Canada which is the home of the company's president.

                                                                                                                                                                                                                                                                                                                                                            RESULTS OF OPERATIONS

                                                                                                                                                                                                                                                                                                                                                            Overview – May 27, 2005 (date of inception) to September 30,  2005

                                                                                                                                                                                                                                                                                                                                                            From the date of our incorporation on May 27, 2005 to July 31, 2005, we had not begun generating revenues as we had not yet commenced operations. Our operating activities during this period consisted primarily of incorporating the company in the state of Nevada, and arranging the leases of trucks, and the hiring of drivers.  The first month of operations was August 2005.

                                                                                                                                                                                                                                                                                                                                                            The first period covered by our audited financial statements is from our incorporation date of May 27, 2005, to September 30, 2005 (our fiscal year-end date) during which we had only two months of operations and generated $18,322 in revenue. For this period the operating expenses incurred by our company were $26,728. The expenses consisted primarily of the following categories: depreciation $2,985, professional fees $3,562, wages $10,093, fuel $3,919, interest on capital leases $1,230, insurance $1,219, telephone $2,035, and repairs and maintenance $770.  The company realized a net loss of $8,406 for the period ended.

                                                                                                                                                                                                                                                                                                                                                            Overview - third quarter ended June 30, 2006

                                                                                                                                                                                                                                                                                                                                                            For the nine month period ending June 30, 2006, we generated revenue of $160,002. For the quarter ending June 30, 2006, we generated $70,263 in revenue compared to $44,894 for the quarter ending March 31, 2006, and $44,788 for the quarter-ending December 31, 2005, and $18,322 for the previous period of May 27, 2005 to September 30, 2005.  The increase in revenues is the result of operating the two trucks with two drivers on a full time basis over the period. During the quarter ended June 30, 2006 the company purchased and placed into service a pony trailer. The use of the pony trailer increased revenue production for one of the trucks. Based on the current number of trucks and drivers and the current charge out rate, management believes maximum truck rental revenue to be in the range of $45,000 to $60,000 per quarter. The variance in truck rental revenue per quarter is mainly due to truck down time as a result of driver holidays and sick days, truck maintenance, changes in charge out rate, and the Canadian to US currency exchange rate. Management expects the vast majority of our revenue to be generated from operations by increasing the number of operating trucks. Additionally we have developed a new service to sell gravel, sand and top soil to our customers. These sales are identified on the financial statement under "Material Sales". Total expenses for the nine months ended June 30, 2006 were $156,518. Total expenses for the three months ended June 30, 2006 were $68,577, compared to $44,717 for the three months ended March 31, 2006, and $43,223 for the three months ended December 31, 2005.  Out of these total expenses for the nine months ended June 30, 2006, $10,656 represented professional fees, $1,589 for supplies, $31,816 depreciation, $63,744 represented wages, $8,717 for insurance, $28,645 for fuel, $4,033 for interest on capital leases, $3,543 for repairs and maintenance, and telephone, promotion, parking and bank charges for $3,775. The company realized a net income of $3,484 for the nine months ended June 30, 2006. The Company realized a net income of $1,686 for the three months ended June 30, 2006 compared to a net income of $234 for the three months ended March 31, 2006, and $1,565 for the three months ended December 31, 2005.

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                                                                                                                                                                                                                                                                                                                                                                                                                                                                            JAKE'S TRUCKING INTERNATIONAL, INC.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                               Professional fees increased by $7,348 during the three months ended June 30, 2006 from $3,308 for the three months ended March 31, 2006, and $NIL for the three months ended December 31, 2005.  The increase in professional fees relate to the ongoing legal and accounting costs associated with the preparation and filing of this registration statement. Professional fees are anticipated to continue to increase over the fiscal year due to ongoing legal, accounting, auditing and reviewing requirements.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Wages increased by $6,137 during the three months ended June 30, 2006 from $18,959 for the three months ended March 31, 2006, and $19,689 for the three months ended December 31, 2005. The increase in wages in the result of a slight increase in hours worked by drivers during the period, and foreign exchange translation during the period.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Depreciation increased by $4,391 during the three months ended June 30, 2006, from $9,191 for the three months ended March 31, 2006, and $9,043 for the three months ended December 31, 2005. The increase in depreciation is the result of depreciation calculated on the pony trailer acquired during the period, and foreign exchange translation.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Insurance increased by $1,211 during the three months ended June 30, 2006, from $2,494 for the three months ended March 31, 2006, and 2,518 for the three months ended December 31, 2005. The increase in insurance is the result of the added insurance on the pony trailer.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                               Fuel increased by $6,773 during the three months ended June 30, 2006, from $7,047 for the three months ended March 31, 2006, and $7,778 for the three months ended December 31, 2006. The increase in fuel is the result of the increased cost of fuel during the period, as well as the increased usage of fuel resulting from the increased use of the truck and the use of the pony trailer during the period.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                The other categories of expenses were relatively consistent compared with the three months ended March 31, 2006, and December 31, 2005.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                               Liquidity and Capital Resources

                                                                                                                                                                                                                                                                                                                                                                                                                                                                               Overview- May 27, 2005 (date of inception) to September 30, 2005

                                                                                                                                                                                                                                                                                                                                                                                                                                                                               For the period ended September 30, 2005, cash used by operating activities was $18,251.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                For the period ended September 30, 2005, there was no cash used in investing activities.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                For the period ended September 30, 2005, there was cash provided by financing activities of $25,293.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                               Overview - third quarter ended June 30, 2006

                                                                                                                                                                                                                                                                                                                                                                                                                                                                               For the nine months ended June 30, 2006, cash used by operating activities was $6,434.  Cash provided by operating activities for the three months ended June 30, 2006 was 6,657.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                For the nine months ended June 30, 2006, cash used by investing activities was $37,793. Cash used by investing activities for the three months ended June 30, 2006 was $37,793. During the period ended June 30, 2006, the company invested in a pony trailer.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Net cash provided by financing activities for the nine months ended June 30, 2006 was $91,957. Cash provided by financing activities for the three month period ended June 30, 2006 was $39,119. The change in cash provided by financing activities is mostly due to the $26,400 received from the issuance of shares, and the shareholders loan of $83,809. Cash used for payment of lease obligation was $2,082 for the three months ended June 30, 2006 and $18,252 for the nine months ended June 30, 2006. Cash provided by shareholder loans was $41,201 for the three months ended June 30, 2006, and $83,809 for the nine months ended June 30, 2006.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                At June 30, 2006 we had $39,726 in cash, compared to $5,395 as at September 30, 2005.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    Registration Statement – SB-2  Amendment - September 2006                                                                         Page 18

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   JAKE'S TRUCKING INTERNATIONAL, INC.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                     PLAN OF OPERATIONS

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                     We have only recently commenced operations with our trucks (September 2005) and the net revenue to report for the nine months ended June 30, 2006 is $160,002.  Our plan of operations going forward, therefore, relates to the period after June 30, 2006 assuming full operations of our business.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                      The Company's primary objective for fiscal year ending September 30, 2006 is to increase its existing sales while controlling costs. We will focus our marketing efforts on positioning our trucking business based on quality professional drivers/services while maintaining affordable pricing for our customers. We intend to grow our business in light of the active construction industry in British Columbia by leasing additional trucks and hiring more drivers.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                      The Company's other objectives for fiscal 2006 are as follows:

  Improve customer value by offering a wider range of services beyond gravel at a variety of prices,

  Develop a larger customer base on excellent customer service and prices

  Analyze our core market and to assess its viability for market growth for additional trucks

Our ongoing objective is to increase sales through increased services and effective marketing of Jake’s Trucking competitive attributes of quality services and value pricing.

    We have plans to fully develop the Lower Mainland market area in terms of additional trucks and drivers that will carry the same name. Management estimates that the Vancouver and surrounding cities (Lower Mainland) will support expansion of our business while focusing on brand name recognition of Jake’s Trucking for high quality service and value pricing.  Media advertising is important to effectively build brand awareness and enhance the positioning of the Jake’s Trucking in a very competitive Lower Mainland market. All of our growth for fiscal 2006 and 2007 will be focused in the suburbs outside of Greater Vancouver. These development plans are highly dependent on increased sales, lease terms, financing availability and cost, and availability and quality of management and drivers.

    Growth Strategy

    We are incorporating the following strategy to our future objectives:

  Expand our trucking operations through:

  the addition of more trucks with dump boxes - we estimate that we will add one truck in 2006 and two more in 2007 for a total of five trucks;

  the possible extension of hours during spring and summer months - this would allow us to hire additional drivers to extend our hours of operation and improve our profitability;

  Focus on improving efficiency and utilizing creative and aggressive marketing initiatives

  Reduce our long-term debt.

   Competitive Strategy

    There are three major ways in which we will create an advantage over our competitors over the next twelve months;

  Name identity, quality service, and value pricing

  Quality experienced drivers

  Innovative and aggressive promotion/marketing.

   Operations

    Jake's International Trucking, Inc. commenced daily business operations in August 2005 with the operation of our first leased truck. We leased a second truck in September 2005. In preparation for the opening of our business, we

                                         Registration Statement – SB-2  Amendment - September 2006                                                                         Page 19

                                        JAKE'S TRUCKING INTERNATIONAL, INC.

                                          leased our trucks and hired two drivers.  We contacted construction sites and dispatchers to make known we are open for business.

                                          Promotion

                                           We do not expect to significantly increase our planned expenditures for marketing and promotion over the next twelve month period. Until we lease additional trucks, expand our hours and hire additional drivers we cannot take on additional business as we are operating at capacity. Once we expand our operations we will increase our marketing as this is essential to increase awareness of our services.  There are several district newspapers where we will place advertisements as well as distribute flyers to area construction sites.  We expect that promotion expenses will be less than $5,000 over the next sixteen-month period ending September 30, 2008.  The expenses will be for printing and advertisement placement in local area newspapers.

                                          Personnel

                                           As of September 1, 2005, our management and personnel includes our president, Michael W. Quesnel and two drivers.  The drivers are full time permanent employees.   Mr. Quesnel devotes four hours per day to Jake's Trucking to look after the day-to-day operations of the business including the preparation of invoices, banking and organizing the accounting items for the accountant.  Mr. Quesnel handles the responsibilities in the areas of corporate administration, business development and research. In addition, our president also provides us with capital raising services. In the twelve months ending September 30, 2006, we plan to raise our total number of permanent employees to approximately 3: we will add one more driver when we lease an additional truck. If we expand our hours of operation we will consider hiring 2 to 3 part-time drivers.

                                          Other Expenses

                                           We also incurred expenses unrelated to the business operations including auditing and legal expenses relating to the preparation of this registration statement. We expect to incur a total of $8,000 in legal expenses related to the preparation and filing of this registration statement. After the effectiveness of this registration statement, we expect our ongoing legal expenses to be significantly reduced, averaging less than $1,000 per month.

                                          Future Operations

                                           Due to our lack of business operations and resulting operating deficit, in their report on our audited consolidated financial statements for the period ended September 30, 2005, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our audited financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. With our recent commencement of business in August 2005, we expect this situation to change over future operating quarters. However, we may still incur losses as we will be expending funds for expenses unrelated to the operation of the trucking business such as auditing and legal expenses necessary to file this registration statement and to raise capital in the future as needed.

                                          As detailed elsewhere in this prospectus, we effected an equity private placements that closed January 15, 2006, resulting in gross proceeds of $26,400.  Additionally Mr. Quesnel was allotted 5,000,000 shares on May 28, 2005 resulting in $50,000 gross proceeds, and Mr. Quesnel has loaned funds to the Company. As at June 30, 2006 the amount due to Mr. Quesnel was $163,610 and subsequently $51,360 for the deposit on the third truck. The balance is due on demand, has no specific terms of repayment, is non-interest bearing and is unsecured. These funds will enable us to address our expenses initially incurred in filing this registration statement. We anticipate that these funds will be sufficient to satisfy our cash requirements for the year ended September 30, 2006. If we require any additional monies during fiscal 2006, we plan to raise any such additional capital primarily through the private placement of our securities.

                                           The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

                                           There are no assurances that we will be able to obtain further funds required for our continued operations and expansion plans. We are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we may not be able to execute our acquisition and expansion plans as detailed.

                                                                               Registration Statement – SB-2  Amendment - September 2006                                                                         Page 20

                                                                              JAKE'S TRUCKING INTERNATIONAL, INC.

                                                                                Certain Relationships and Related Transactions

                                                                                  We intend that any transactions between the company and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties.

                                                                                 As noted in Note 5 of the Interim Consolidated Financial Statements of June 30, 2006:

  The amount of $163,610 and subsequently $51,360 (third truck deposit) due to shareholder consists of funds owed to the Company President and sole shareholder net of $50,000* for the issuance of 5,000,000 shares of the Company. Mr. Quesnel, President is the beneficial owner of these 5,000,000 common shares. The balance due on demand, has no specific terms of repayment, is non-interest bearing and is unsecured, accordingly fair value can not be reliably determined.

  During the period, the Company has not paid any director or officer or management fees.

* “net $50,000” means $50,000 has been subtracted from the amount of $213,610 loaned to the Company by the President. The $50,000 was owed by the President for Shares he purchased in the Company. The balance owed to the President at June 30, 2006 was $163,610 and subsequently $51,360 (third truck deposit leased August 1, 2006).

    Executive Compensation

    The following table sets forth the salaries and directors’ fees we expect to pay to our executives on an annual basis.

    Person                                     Position                               Salary                       Directors’ fees

    Mr. Michael Quesnel (1)            President & Director             $0.00                               $0.00

    (1)     Mr. Michael Quesnel is the President and Director of Jake's Trucking International, Inc.;

    We do not have comparative compensation disclosure for the past fiscal year due to the company only being in operation for 9 months.

    We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees at a future Board of Directors’ meeting.

    Market for Common Equity and Related Stockholder Matters

      At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if offered herein should he or she desire to do so when eligible for public resale. Furthermore, the shares are not marginal and it is unlikely that a lending institution would accept our common stock as collateral for a loan. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase or securities convertible into common stock. We have agreed to register shares of common stock held by existing security holders for resale with the exception of Michael Quesnel’s shareholdings. We currently have 41 shareholders.

                                         Registration Statement – SB-2  Amendment - September 2006                                                                         Page 21

                                        JAKE'S TRUCKING INTERNATIONAL, INC.

Financial Statements

JAKE’S TRUCKING INTERNATIONAL, INC.

      INTERIM CONSOLIDATED FINANCIAL STATEMENTS

      JUNE 30, 2006

      (Unaudited)

         INDEX                                                                                                   Page

      Interim Consolidated Balance Sheets                                                         F-1

      Interim Consolidated Statements of Shareholders' Equity (Deficiency)         F-2

      Interim Consolidated Statements of Income                                                F-3

      Interim Consolidated Statements of Cash Flows                                         F-4

                  Notes to the Interim Consolidated Financial Statements                              F-5 to F-10

            Registration Statement – SB-2  Amendment - September 2006                                                                         Page 22

           JAKE'S TRUCKING INTERNATIONAL, INC.

      JAKE’S TRUCKING INTERNATIONAL, INC.

       INTERIM CONSOLIDATED BALANCE SHEETS                 Statement 1

       Expressed in US dollars

          ASSETS

          June 30, 2006
          (unaudited)

          September 30,
          2005
          (audited)

          Current

               Cash

           $

           39,726

           $

           5,395

               Accounts receivable

           67,359

           20,328

           107,085

           25,723

          Trucks under capital lease, net of amortization (Note 6)

           313,017

           290,149

           $

           420,102

           $

           315,872

          LIABILITIES

          Current

               Accounts payable and accrued liabilities

           $

           12,795

           $

           7,498

               Obligation under capital lease (Note 7)

           41,139

           37,824

               Due to shareholder (Note 5)

           163,610

           79,801

           217,544

           125,123

          Obligation under capital lease (Note 7)

           129,235

           150,802

           346,779

           275,925

          Going Concern (Note 2)

          STOCKHOLDERS’ EQUITY (DEFICIENCY)

          Capital Stock (Note 4)

               Authorized:  75,000,000 common shares at $0.001 par value

               Issued, allotted and outstanding:  7,640,000 common shares
                      – Statement 2

           7,640

           5,000

               Additional paid-in capital – Statement 2

           68,760

           45,000

               Accumulated comprehensive income (loss) – Statement 2

           1,845

           (1,647)

          Deficit – Accumulated

           (4,922)

           (8,406)

           73,323

           39,947

           $

           420,102

           $

           315,872

See notes to the financial statements

     F-1

            Registration Statement – SB-2  Amendment - September 2006                                                                         Page 23

           JAKE'S TRUCKING INTERNATIONAL, INC.

      JAKE’S TRUCKING INTERNATIONAL, INC.

        INTERIM CONSOLIDATED STATEMENTS OF

                STOCKHOLDERS’ EQUITY (DEFICIENCY)             Statement 2

       (U n a u d i t e d)

       Expressed in US dollars

                     Common Stock

           Additional
            Paid-in

           Accumulated
           Earnings
            (Deficit)

           Accumulated
            Comprehensive
            Income

           Total
            Stockholders’
            Equity

           Shares

           Amount

           Capital

            (Loss)

           (Deficiency)

          Shares allotted for cash – May 27,
                2005

           5,000,000

           $

           5,000

           $

           45,000

           $

           -

           $

           -

           $

           50,000

          Loss for the period

           -

           -

           -

           (8,406)

           (1,647)

           (10,053)

          Balance – September 30, 2005 –
                Allotted

           5,000,000

           5,000

           45,000

           (8,406)

           (1,647)

           39,947

          Shares issued for cash – January
                17, 2006

           2,640,000

           2,640

           23,760

           -

           -

           26,400

          Income for the period

           -

           -

           -

           3,484

           -

           3,484

          Foreign currency translation
                adjustment

           -

           -

           -

           -

           3,492

           3,492

          Balance – June 30, 2006 – Issued
                and outstanding

           7,640,000

           $

           7,640

           $

           68,760

           $

           (4,922)

           $

           1,845

           $

           73,323

See notes to the financial statements

      F-2

            Registration Statement – SB-2  Amendment - September 2006                                                                         Page 24

           JAKE'S TRUCKING INTERNATIONAL, INC.

      JAKE’S TRUCKING INTERNATIONAL, INC.

       INTERIM CONSOLIDATED STATEMENTS OF INCOME AND DEFICIT         Statement 3

       (U n a u d i t e d)

       Expressed in US dollars

           Three Months
            Ended June 30,
            2006

           Nine Months
           Ended June 30,
           2006

           34 Days Ended
           June 30, 2005

          REVENUE

              Truck Rental

           $

           70,926

           $

           160,608

           $

           -

              Material sales

           4,343

           5,158

           -

              Cost of goods sold

           (5,006)

           (5,764)

           -

              Net loss from retail sales

           (663)

           (606)

           -

              Net revenue

           70,263

           160,002

           -

          EXPENSES

              Advertising and promotion

           1

           48

           -

              Depreciation

           13,582

           31,816

           -

              Interest and bank charges

           168

           443

           -

              Professional fees

           7,348

           10,656

           1,082

              Publishing and shareholder services

           1,038

           1,038

           -

              Insurance

           3,705

           8,717

           -

              Supplies

           433

           1,589

           125

              Fuel

           13,820

           28,645

           -

              Wages

           25,096

           63,744

           -

              Telephone

           913

           2,129

           -

              Interest on truck lease

           1,277

           4,033

           -

              Parking

           31

           117

           -

              Repairs and maintenance

           1,165

           3,543

           -

           68,577

           156,518

           1,207

NET INCOME FOR THE PERIOD

           $

           1,686

           $

           3,484

           $

           (1,207)

          Weighted average shares outstanding

           7,640,000

           6,585,934

           5,000,000

          Basic and diluted earnings  per share (less than
           $0.01 per share)

           $

                    0.01

           $

                     0.01

           $

           (0.01)

          Other Comprehensive Income:

          Net income (loss)

           $

           1,686

           $

           3,484

           $

           (1,207)

          Foreign currency translation adjustment

           2,487

           3,492

           -

          NET COMPREHENSIVE INCOME FOR
          THE PERIOD

           $

           4,173

           $

           6,976

           $

           (1,207)

See Notes to the financial statements

      F-3

           Registration Statement – SB-2  Amendment - September 2006                                                                         Page 25

           JAKE'S TRUCKING INTERNATIONAL, INC.

      JAKE’S TRUCKING INTERNATIONAL, INC.

       INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS                   Statement 4

       (U n a u d i t e d)

       Expressed in US dollars

          Cash Flows from (Used By):

           Three Months
            Ended June 30,
            2006

           Nine Months
           Ended June 30,
           2006

           34 Days Ended
           June 30, 2005

          OPERATING ACTIVITIES

              Net income (loss)

           $

           1,686

           $

           3,484

           $

           (1,207)

              Items not involving cash:

                  Depreciation

           13,582

           31,816

           -

              Changes in non-cash working capital:
                  Deposits

           -

           -

           (84,048)

                  Accounts receivable

           (13,663)

           (47,031)

           -

                  Accounts payable and accrued liabilities

           5,052

           5,297

           -

           6,657

           (6,434)

           (85,255)

          INVESTING ACTIVITIES

              Purchase of Trailer

           (37,793)

           (37,793)

           -

           (37,793)

           (37,793)

           -

          FINANCING ACTIVITIES

              Shares issued

           -

           26,400

           50,000

              Capital lease obligation

           (2,082)

           (18,252)

              Due to shareholder

           41,201

           83,809

           35,173

           39,119

           91,957

           85,173

Foreign Currency Adjustment

           (10,144)

           (13,399)

           82

Increase (Decrease) in Cash

           (2,161)

           34,331

           -

Cash – Beginning of period

           41,887

           5,395

           -

CASH – END OF PERIOD

           $

           39,726

           $

           39,726

           $

           -

SUPPLEMENTAL CASH FLOW INFORMATION

Interest paid

           $

           1,277

           $

           4,033

           $

           -

Income taxes paid

           $

           -

           $

           -

           $

           -

See notes to the financial statements

      F-4

            Registration Statement – SB-2  Amendment - September 2006                                                                         Page 26

           JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE'S TRUCKING INTERNATIONAL, INC.

        NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

      (Unaudited)

PERIOD ENDED JUNE 30, 2006

    1.       Summary of Significant Accounting Policies

This summary of significant accounting policies of Jake’s Trucking International, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America. The financial statements are stated in United States of America dollars.

      These interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim consolidated financial information and with the instructions to Form 10-KSB and Item 310(b) of Regulation S-B.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the periods ended June 30, 2006 are not necessarily indicative of the results that may be expected for any interim period or the entire year.  These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended September 30, 2005.  The Company applies the same accounting policies and methods in these interim consolidated financial statements as those in the audited annual consolidated financial statements.

      Organization and Description of Business

      The Company was incorporated in the State of Nevada on May 27, 2005.

      On June 8, 2005, the Company incorporated a wholly-owned subsidiary in the Province of British Columbia, Canada.

      Revenue Recognition

      Revenues are recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition in Financial Statements." Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

      The Company's revenues are derived principally from trucking rental fees, and other related charges. Management has determined that revenue from the provision of trucking services is recognized when:  the delivery has been completed, and a final invoice has been delivered.  Management assesses credit worthiness before providing services and is reasonably confident that collection is assured.

      Assets under capital lease and amortization

      Assets under capital lease are recorded at cost.  Salvage value at the end of the lease has been estimated and amortization of the difference will be recorded over the term of the lease.

F-5

           Registration Statement – SB-2  Amendment - September 2006                                                                         Page 27

          JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE'S TRUCKING INTERNATIONAL, INC.

       NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

     (Unaudited)

PERIOD ENDED JUNE 30, 2006

   1.       Summary of Significant Accounting Policies (continued)

Use of Estimates

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     Earnings (Loss) Per Share

     Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period.

     Estimated Fair Value of Financial Instruments

     The carrying value of accounts payable, and other financial instruments reflected in the financial statement approximates fair value due to the short-term maturity of the instruments.

     Comprehensive Income (Loss)

     The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". SFAS 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. The company currently has income (loss) resulting from foreign currency translation adjustments and net income (loss).

     Foreign currency translation

     Assets and liabilities are translated at year-end exchange rates; equity at historical rates. Revenue and expense items are translated at the average rate of exchange for the year. Translation adjustments resulting from translation of balances from functional to reporting currency are accumulated as a separate component of shareholders’ equity as a component of comprehensive income or loss.

     The majority of the company's cash flows (revenues and expenses) are in Canadian Dollars. Accordingly, the company's functional currency is the Canadian Dollar. The financial statements are translated into United States Dollars.

     Income Taxes

     The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

F-6

            Registration Statement – SB-2  Amendment - September 2006                                                                         Page 28

           JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE'S TRUCKING INTERNATIONAL, INC.

         NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

       (Unaudited)

PERIOD ENDED JUNE 30, 2006

     1.       Summary of Significant Accounting Policies (continued)

Valuation of Long-Lived Assets

       The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operation cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

       Start-up Costs

       The Company has adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all non-governmental entities expense the cost of start-up activities, including organizational costs as those costs are incurred.

       Other

       The Company's fiscal year end is September 30.

       The Company paid no dividends during the periods presented.

       The Company consists of one reportable business segment and one geographical segment.

       The Company's operating assets are principally located in Canada.

2.       Basis of Presentation - Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As at June 30, 2006, the Company has income from operations of $3,484 and an accumulated deficit of $4,922. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2006.

        In response to these problems, management has planned the following actions:

  The Company has applied for an SB-2 Registration Statement. The SB-2 Registration Statement is registering the existing shares of the selling shareholders and the underlying shares. When the selling shareholders sell their shares we are expecting that it will create a market for future financings. The company will not receive any proceeds from selling shareholders’.

  Management intends to raise additional funds through public or private placement offerings.

  The President and Director, may provide additional working capital if required, by way of loan, on the same terms as the existing shareholder loan. There is no guarantee that any additional loans from the President will be forthcoming.

There is no assurance that the Company will be able to raise sufficient funds to complete its business plan.  As a result of the foregoing, there exists substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-7

           Registration Statement – SB-2  Amendment - September 2006                                                                         Page 29

          JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE'S TRUCKING INTERNATIONAL, INC.

         NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

       (Unaudited)

PERIOD ENDED JUNE 30, 2006

     3.       Recent Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities.” It requires existing unconsolidated variable interest entities (VIE’s) to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. It applies immediately to VIE’s created after January 31, 2003 and to VIE’s in which an enterprise holds a variable interest that was acquired before February 1, 2003, the Interpretation applies for periods beginning after June 15, 2003. In December 2003, the FASB reissued Interpretation No. 46 with certain modifications and clarifications for certain VIE’s. The Company has no unconsolidated VIE’s and therefore its financial statements are in compliance with the requirements of Interpretation No. 46.

       In April 2003, the FASB issued SFAS No. 149 “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends and clarifies the accounting guidance on certain derivative instruments and hedging activities. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003. The adoption of this statement did not impact the Company’s financial position, results of operations, or cash flows.

       In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS 150 establishes standards for how an issuer of equity (including the equity shares of any entity whose financial statements are included in the consolidated financial statements) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and for existing financial instruments after July 1, 2003. The adoption of this statement did not impact the Company’s financial position, results of operations, or cash flows.

       During 2004, the FASB issued SFAS No. 151, “Inventory costs – an amendment of ARB No. 43, Chapter 4, SFAS No. 152, “accounting for Real Estate Time-Sharing Transactions – an Amendment of FASB Statements No. 66 and 67”, SFAS No. 123 (revised 2004), “Share-based Payment”. The statements are effective for periods after these financial statements. We do not believe the impact of adoption of these statements will be significant to our overall results of operations or financial position.  During 2004, the FASB issued SFAS No. 151, “Inventory costs – an amendment of ARB No. 43, Chapter 4, SFAS No. 152, “accounting for Real Estate Time- Sharing Transactions – an Amendment of FASB Statements No. 66 and 67”, SFAS No. 123 (revised 2004), “Share-based Payment”. The statements are effective for periods after these financial statements. We do not believe the impact of adoption of these statements will be significant to our overall results of operations or financial position.

F-8

            Registration Statement – SB-2  Amendment - September 2006                                                                         Page 30

           JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE'S TRUCKING INTERNATIONAL, INC.

         NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

       (Unaudited)

PERIOD ENDED JUNE 30, 2006

     4.       Equity

The Company has authority to issue up to 75,000,000 common shares with a par value of $0.001 per share. On May 28, 2005, the Company issued 5,000,000 common shares for $50,000, to the Company President and sole shareholder.

       On January 17, 2006, the Company issued 2,640,000 Units for $26,400. Each unit consists of one common share and one share purchase warrant. Each warrant is exercisable at a price of $0.05 per share and expires August 31, 2007.

5.       Related Party Transactions

The amount due to shareholder consists of funds owed to the Company President and sole shareholder net of $50,000 for the issuance of 5,000,000 shares of the Company. The balance due is on demand, has no specific terms of repayment, is non-interest bearing and is unsecured, accordingly fair value can not be reliably determined.

6.       Trucks under capital lease

On August 23, 2005 and on September 1, 2005, through the subsidiary Jake’s Trucking International B.C. Inc., the Company entered into lease agreements for two trucks with dump boxes.

        The first lease (Truck #1) commenced August 23, 2005. The term of the lease is 36 months. The lease security deposit was US$51,360 (CDN$60,000). The monthly lease payment is US$1,899.32 (CDN$2,300.81). At the end of the term of the lease the Company has the option to purchase the Truck for US$55,982.40 (CDN$65,400) including all applicable taxes, but not inclusive of administration transfer fees.

        The second lease (Truck #2) commenced September 1, 2005. The term of the lease is 36 months. The lease security deposit was US$51,360 (CDN$60,000). The monthly lease payment is US$1,866 (CDN$2,261). At the end of the term of the lease the Company has the option to purchase the Truck for US$55,982 (CDN$65,400) including all applicable taxes, but not inclusive of administration transfer fees.

        The Company applies the following amortization policy:

        Trucks under capital lease    Straight line 1/36 of cost less estimated salvage value per month

        Trailer purchased                 30% Declining balance

F-9

           Registration Statement – SB-2  Amendment - September 2006                                                                        Page 31

          JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE'S TRUCKING INTERNATIONAL, INC.

         NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

       (Unaudited)

PERIOD ENDED JUNE 30, 2006

     6.       Trucks under capital lease (continued)

            2006

            2005

            Cost

            Accumulated
            Amortization

            Net Book
            Value

            Net Book
            Value

           Trucks under capital lease

            $

            311,159

            $

            31,684

            $

            279,475

            $

            290,149

           Trailer

            37,793

            4,251

            33,542

            -

            $

            348,952

            $

            35,935

            $

            313,017

            $

            290,149

7.       Obligation under capital leases

The future minimum lease payments on the capital lease expiring in 2008 are as follows:

2006                                                   $    11,517

         2007                                                         46,067

         2008                                                       135,657

                                                                        193,241

Amount representing interest at 3.25%      (22,867)

                                                                        170,374

                      Less: current                                 41,139

                                                                   $   129,235

                                                                   ========

8.       Income tax

The Company has adopted the FASB No.109 for reporting purposes. As of September 30, 2005, the Company had net operating loss carry forwards of approximately $8,500 that may be available to reduce future years’ taxable income and will expire in 2012. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax asset relating to these tax loss carry-forwards.

F-10

           Registration Statement – SB-2  Amendment - September 2006                                                                        Page 32

          JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE’S TRUCKING INTERNATIONAL INC.

      CONSOLIDATED FINANCIAL STATEMENTS

     SEPTEMBER 30, 2005

         Registration Statement – SB-2  Amendment - September 2006                                                                         Page 33

        JAKE'S TRUCKING INTERNATIONAL, INC.

       CHARTERED
ACCOUNTANTS
       1100 - 1177 West Hastings Street
          Vancouver, BC   V6E 4T5
          Tel:  604-687-4511
          Fax: 604-687-5805
          Toll Free: 1-800-351-0426
www.MacKayLLP.ca

      Report of Independent Registered Public Accounting Firm

      To the Shareholders of

      Jake’s Trucking International Inc.

      Vancouver, British Columbia, Canada

      We have audited the consolidated balance sheet of Jake’s Trucking International Inc. as at September 30, 2005 and the consolidated statements of operations and other comprehensive income (loss), stockholders’ equity (deficit) and cash flows for the period from incorporation May 27, 2005 to September 30, 2005.  These consolidated financial statements are the responsibilities of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as at September 30, 2005 and the results of its consolidated operations and its cash flows for the period from incorporation May 27, 2005 to September 30, 2005 in conformity with U.S. generally accepted accounting principles.

      The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to consolidated financial statements, the Company is in the development stage, and has no permanently established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 2, raise substantial doubt that the Company will be able to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      Vancouver, Canada                                                                                                   “MacKay LLP”

       March 31, 2006                                                                                              Chartered Accountants

          Registration Statement – SB-2  Amendment - September 2006                                                                         Page 34

         JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE’S TRUCKING INTERNATIONAL INC.

      CONSOLIDATED BALANCE SHEET

     Expressed in US dollars

                                                                                                                         September 30,

                                                                                                                                    2005

    ASSETS

   Current assets

          Cash                                                                                                     $             5,395

           Accounts receivable                                                                                           20,328

                                                                                                                                     25,723

   Trucks under capital lease (Note 6)                                                                         290,149

                                                                                                                     $           315,872

                                                                                                                      ===========

    LIABILITIES

   Current liabilities

          Accounts payable and accrued liabilities                                               $              7,498

           Obligation under capital lease (Note 7)                                                              37,824

          Due to shareholder (Note 5)                                                                              79,801

                                                                                                                                  125,123

   Obligation under capital lease (Note 7)                                                                    150,802

                                                                                                                                  275,925

   SHAREHOLDER'S EQUITY (DEFICIT)

   Share capital (Note 4)

          Authorized: 75,000,000 common shares at $0.001 par value

          Issued and outstanding:

                 5,000,000 common shares                                                                           5,000

                Additional paid up capital                                                                            45,000

           Accumulated other comprehensive income (loss)                                                (1,647)

   Accumulated deficit                                                                                                  (8,406)

                                                                                                                                    39,947

                                                                                                                       $         315,872

                                                                                                                      ===========

   Approved on behalf of the Board:

   ______________________________            Director

   ______________________________            Director

See notes to the consolidated financial statements

          Registration Statement – SB-2  Amendment - September 2006                                                                         Page 35

         JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE’S TRUCKING  INTERNATIONAL INC.

      CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER

     COMPREHENSIVE INCOME (LOSS)

     Expressed in US dollars

127 Days Ended September 30, 2005

     REVENUE

               Truck Rental                                                                                   $          18,322

     EXPENSES

               Advertising and promotion                                                                               382

               Interest and bank charges                                                                                  70

               Depreciation                                                                                                 2,985

               Professional fees                                                                                           3,562

               Office supplies                                                                                                 463

               Insurance                                                                                                      1,219

               Wages                                                                                                        10,093

               Fuel                                                                                                              3,919

               Telephone                                                                                                     2,035

               Interest on Truck leases                                                                                 1,230

               Repairs and maintenance                                                                                  770

                                                                                                                                 26,728

     Net Income (loss) for the period, being deficit end of period                     $           (8,406)

                                                                                                                    ===========

    Weighted average shares outstanding                                                               5,000,000

                                                                                                                    ===========

    Basic and diluted Earnings (loss) per share*                                             $            (0.01)

                                                                                                                    ===========

    * Less than $0.01 per share

    Other comprehensive income (loss):

    Net income (loss)                                                                                   $           (8,406)

    Foreign currency translation adjustment                                                                (1,647)

                                                                                                                   $         (10,053)

                                                                                                                   ===========

See notes to the consolidated financial statements

          Registration Statement – SB-2  Amendment - September 2006                                                                         Page 36

         JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE’S TRUCKING INTERNATIONAL INC.

      CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

     Expressed in US dollars

                                                                               Additional

                                           # Common          Par          Paid up     Comprehensive     Accumulated     Shareholders'

                                               Shares           Value         Capital       Income (loss)             deficit                Equity

    Opening balance

    May 27, 2005                           -                   -                      -                        -                    -                         -

    Shares issued

             for cash             5,000,000        $  5,000        $  45,000                        -                    -           $  50,000

    Loss for the

             period                             -                    -                     -                (1,647)           (8,406)           (10,053)

    September 30, 2005   5,000,000        $  5,000       $  45,000            $  (1,647)       $  (8,406)        $  39,947

                                       ============================================================

See notes to the consolidated financial statements

          Registration Statement – SB-2  Amendment - September 2006                                                                         Page 37

         JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE’S TRUCKING INTERNATIONAL INC.

      CONSOLIDATED STATEMENT OF CASH FLOWS

     Expressed in US dollars

127 Days Ended September 30, 2005

     CASH FLOWS USED BY:

     OPERATING ACTIVITIES

               Net income (loss)                                                                                               $           (8,406)

               Items not involving cash:

                        Depreciation                                                                                                           2,985

                                                                                                                                                      (5,421)

               Changes in non-cash working capital:

                        Accounts receivable                                                                                            (20,328)

                         Accounts payable and accrued liabilities                                                                  7,498

               Net cash used by operating activities                                                                             (18,251)

     FINANCING ACTIVITIES

               Shares issued                                                                                                                 50,000

               Capital lease obligation                                                                                               (104,508)

               Due (to) from shareholder                                                                                              79,801

               Net cash used by financing activities                                                                               25,293

     Foreign currency adjustment                                                                                                (1,647)

     INCREASE IN CASH                                                                                                            5,395

     CASH, beginning of period                                                                                                           -

     CASH, end of period                                                                                               $             5,395

                                                                                                                                      ===========

     SUPPLEMENTAL CASH FLOW INFORMATION

               Interest paid                                                                                                     $             1,230

               Income taxes paid                                                                                            $                     -

See notes to the financial statements

          Registration Statement – SB-2  Amendment - September 2006                                                                         Page 38

         JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE’S TRUCKING INTERNATIONAL INC.

      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     Period Ended September 30, 2005

1.       Summary of Significant Accounting Policies

This summary of significant accounting policies of Jake’s Trucking International Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America. The financial statements are stated in United States of America dollars.

     Organization and Description of Business

     The Company was incorporated in the State of Nevada on May 27, 2005.

     On June 8, 2005, the Company incorporated a wholly-owned subsidiary in the Province of British Columbia, Canada.

     Principles of consolidation

     These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Jake’s Trucking International B.C. Ltd., a British Columbia Canada, corporation.  All significant inter-company transactions have been eliminated.

     Revenue Recognition

     Revenues are recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." Under SAB 101, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.  The Company's revenues are derived principally from trucking rental fees, and other related charges. Revenue is recognized from services when performed and billed.

     Assets under capital lease and depreciation

     Assets under capital lease are recorded at cost.  Salvage value at the end of the lease has been estimated and depreciation of the difference will be recorded over the term of the lease.

     Use of Estimates

     The preparation of the Company's financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     Earnings (Loss) Per Share

     Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period.

     Estimated Fair Value of Financial Instruments

     The carrying value of accounts payable, and other financial instruments reflected in the financial statement approximates fair value due to the short-term maturity of the instruments.

          Registration Statement – SB-2  Amendment - September 2006                                                                         Page 39

         JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE’S TRUCKING INTERNATIONAL INC.

      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     Period Ended September 30, 2005

1.       Summary of Significant Accounting Policies (continued)

Comprehensive Income (Loss)

     The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". SFAS 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. The company currently has income (loss) resulting from foreign currency translation adjustments and net income (loss).

     Income Taxes

     The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Valuation of Long-Lived Assets

     The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operation cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

     Start-up Costs

     The Company has adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all non-governmental entities expense the cost of start-up activities, including organizational costs as those costs are incurred.

     Other

     The Company's fiscal year end is September 30.

     The Company paid no dividends during the period presented.

     The Company consists of one reportable business segment and one geographical segment.

     The majority of the company's cash flows (revenues and expenses) are in Canadian Dollars. Accordingly, the company's functional currency is the Canadian Dollar. The financial statements are translated into United States Dollars.

     The Company's operating assets are principally located in Canada.

          Registration Statement – SB-2  Amendment - September 2006                                                                         Page 40

         JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE’S TRUCKING INTERNATIONAL INC.

      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     Period Ended September 30, 2005

2.       Basis of Presentation - Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As at September 30, 2005, the Company has a loss from operations of $8,406 and an accumulated deficit of $8,406. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2006.

     In response to these problems, management has planned the following actions:

  The Company intends to apply for an SB-2 Registration Statement.

  Management intends to raise additional funds through public or private placement offerings.

There is no assurance that the Company will be able to raise sufficient funds to complete its business plan.  As a result of the foregoing, there exists substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.       Recent Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." It requires existing unconsolidated variable interest entities (VIE's) to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. It applies immediately to VIE's created after January 31, 2003 and to VIE's in which an enterprise holds a variable interest that was acquired before February 1, 2003, the Interpretation applies for periods beginning after June 15, 2003. In December 2003, the FASB reissued Interpretation No. 46 with certain modifications and clarifications for certain VIE's. The Company has no unconsolidated VIE's and therefore its financial statements are in compliance with the requirements of Interpretation No. 46.

     In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies the accounting guidance on certain derivative instruments and hedging activities. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer of equity (including the equity shares of any entity whose financial statements are included in the consolidated financial statements) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and for existing financial instruments after July 1, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

          Registration Statement – SB-2  Amendment - September 2006                                                                         Page 41

         JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE’S TRUCKING INTERNATIONAL INC.

      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

      Period Ended September 30, 2005

3.       Recent Accounting Pronouncements (continued)

During 2004, the FASB issued SFAS No. 151, "Inventory costs - an amendment of ARB No. 43, Chapter 4, SFAS No. 152, "accounting for Real Estate Time-Sharing Transactions – an Amendment of FASB Statements No. 66 and 67", SFAS No. 123 (revised 2004), "Share-based Payment". The statements are effective for periods after these financial statements. We do not believe the impact of adoption of these statements will be significant to our overall results of operations or financial position.  During 2004, the FASB issued SFAS No. 151, "Inventory costs - an amendment of ARB No. 43, Chapter 4, SFAS No. 152, "accounting for Real Estate Time- Sharing Transactions - an Amendment of FASB Statements No. 66 and 67", SFAS No. 123 (revised 2004), "Share-based Payment". The statements are effective for periods after these financial statements. We do not believe the impact of adoption of these statements will be significant to our overall results of operations or financial position.

4.       Equity

The Company has authority to issue up to 75,000,000 common shares with a par value of $0.001 per share. On May 28, 2005, the Company issued 5,000,000 common shares for $50,000, to the Company President and sole shareholder.

5.       Related Party Transactions

The amount due to shareholder consists of funds owed to the Company President and sole shareholder net of $50,000 for the issuance of 5,000,000 shares of the Company. The balance due on demand, has no specific terms of repayment, is non-interest bearing and is unsecured, accordingly fair value can not be reliably determined.

6.       Trucks under capital lease

On August 23, 2005 and on September 1, 2005, through the subsidiary Jake’s Trucking International B.C. Inc., the Company entered into lease agreements for two trucks with dump boxes.

     The first lease (Truck #1) commenced August 23, 2005. The term of the lease is 36 months. The lease security deposit was US$51,360 (CDN$60,000). The monthly lease payment is US$1,899 (CDN$2,301). At the end of the term of the lease the Company has the option to purchase the Truck for US$55,982 (CDN$65,400) including all applicable taxes, but not inclusive of administration transfer fees.

     The second lease (Truck #2) commenced September 1, 2005. The term of the lease is 36 months. The lease security deposit was US$51,360 (CDN$60,000). The monthly lease payment is US$1,866 (CDN$2,261). At the end of the term of the lease the Company has the option to purchase the Truck for US$55,982 (CDN$65,400) including all applicable taxes, but not inclusive of administration transfer fees.

         Registration Statement – SB-2  Amendment - September 2006                                                                         Page 42

        JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE’S TRUCKING INTERNATIONAL INC.

       NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

       Period Ended September 30, 2005

6.       Trucks under capital lease (continued)

                                                                                                   September 30, 2005

                                                                                 Accumulated           Net Book

                                                              Cost            Amortization               Value

     Trucks                                           $ 293,134           $ 2,985              $ 290,149

7.       Obligation under capital leases

The future minimum lease payments on the capital lease expiring in 2008 are as follows:

2009                                                    $       40,579

      2010                                                             40,579

      2011                                                           121,133

                                                                         202,291

Amount representing interest at 3.25%                    (13,665)

                                                                            $     188,626

                                                                             =========

8.       Income tax

The Company has adopted the FASB No.109 for reporting purposes. As of September 30, 2005, the Company had net operating loss carry forwards of approximately $8,500 that may be available to reduce future years’ taxable income and will expire in 2012. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax asset relating to these tax loss carry-forwards.

          Registration Statement – SB-2  Amendment - September 2006                                                                         Page 43

         JAKE'S TRUCKING INTERNATIONAL, INC.

JAKE’S TRUCKING INTERNATIONAL INC.

      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

      Period Ended September 30, 2005

9.       Financial Instruments

Currency risk

     Currency risk is the risk to the Company’s earnings that arises from fluctuations of foreign exchange rates and the degree of volatility of these rates. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     At September 30, 2005 the Company had the following financial assets and liabilities:

                                                                 CDN dollars                  US dollars

     Cash                                                     $         5,718                  $      4,895

     Accounts receivable                              $       23,748                  $    20,379

     Accounts payable                                  $         5,546                  $      4,748

     Lease obligations                                   $     223,490                  $  188,844

     At September 30, 2005 Canadian dollar amounts were converted at a rate of $0.8560 Canadian dollars to $1.00 US dollar.

10.     Non-cash transactions

The following non-cash transactions were recorded during the period:

     Investing activity

        Acquisition of trucks                           $  293,134

     Financing activity

         Capital lease obligation                       $  293,134

11.     Subsequent events

Subsequent to September 30, 2005 the Company issued 2,640,000 Units for cash proceeds of $26,400. Each Unit consists of one common share and one share purchase warrant. Each warrant is exercisable at a price of $0.05 per share and expires August 31, 2007.

          Registration Statement – SB-2  Amendment - September 2006                                                                         Page 44

         JAKE'S TRUCKING INTERNATIONAL, INC.

          Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

            We engaged the firm of MacKay LLP Chartered Accountants, Registered Public Accounting Firm, in January 2006 to audit our financial statements for the annual fiscal period ended September 30, 2005.  There has been no change in the accountants and no disagreements with MacKay LLP Chartered Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

          Additional Information and Reports to Shareholders

            We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form SB-2 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

          Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

          In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330.

          These SEC filings are also available to the public from commercial document retrieval services.

                Registration Statement – SB-2  Amendment - September 2006                                                                         Page 45

               JAKE'S TRUCKING INTERNATIONAL, INC.

                 PART II

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 Nevada corporation law provides that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Our Articles of Incorporation provide that no director or officer shall have personally liable to our company or any of its stockholders for monetary damages for breach of fiduciary duty as a directors or officers involving any act or omission of any such director or officer.  The foregoing provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to our company and our stock holders, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) under

             Registration Statement – SB-2  Amendment - September 2006                                                                         Page 46

              JAKE'S TRUCKING INTERNATIONAL, INC.

                 application Sections of the Nevada revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which director derived an improper personal benefit.

                 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                  The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates and no expenses shall be borne by the selling stockholder.

                 SEC Registration Filing Fee                                                                $     100.00

                 Accounting and Audit Fees                                                                 $  5,000.00

                 Legal Fees and Expense                                                                     $  2,500.00

                 Transfer Agent and Registrar Fees                                                      $  1,000.00

                 Printing and Engraving Expenses (includes EDGAR service)                $  1,000.00

                 RECENT SALES OF UNREGISTERED SECURITIES

                  (a) Securities issued and sold:

                 1.       On May 28, 2005 we allotted and subsequently issued 5,000,000 common shares, having $0.001 par value per share, to Michael W. Quesnel at an offering price of $0.01 per stock pursuant to Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. These shares were issued in an acquisition share exchange in which $50,000 cash proceeds were realized. Michael W. Quesnel is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by Jake’s Trucking, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

                 On June 9, 2005, Jake’s International Trucking B.C. Inc. issued 100 of its common shares to Jake’s International Trucking Inc. for $100.00.

                 On January 15, 2006, we issued 2,640,000 common shares to 40 subscribers at an offering price of $0.01 per share for gross offering proceeds of $26,400 in an offshore transaction pursuant to Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. Mr. Michael Quesnel is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by Jake’s Trucking International, Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

                 For the offering referred to in no. 2 below, we offered our shares of common stock to a limited number of offerees, with whom we had a pre-existing relationship.  Each person purchasing our shares of common stock who we reasonably believed was not an accredited investor (as that term is defined by the provisions of Rule 501(a)), received from us that information specified by the provisions of Rule 502(b).  Additionally, we reasonably believe that each such person either alone or with his or her purchaser representative (as that term is defined by the provisions of Rule 501(h)), has such knowledge and experience in financial and business matters that he or she was capable of

                           Registration Statement – SB-2  Amendment - September 2006                                                                         Page 47

                            JAKE'S TRUCKING INTERNATIONAL, INC.

                               evaluating the merits and risks of a purchase of our common shares.  For the offering, we discussed with each purchaser in, what we believe to be, reasonable detail the various aspects, including the risks, relating to a purchase of our common stock.

                               2.       On January 15, 2006, we accepted and executed subscription agreements that sold the following shares, having $0.001 par value per share, to the following persons, at an offering price of $0.01 per share for gross offering proceeds of $26,400 USD, pursuant to Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933:

      Name

      Residency

      Proceeds

      Shares

      Virginia Kay

      Canada

      $100

      10,000

      Raymond Armstrong

      Canada

      $100

      10,000

      Anne Marie Holley

      Canada

      $100

      10,000

      Kenneth Tomori

      Canada

      $100

      10,000

      Luke Milligan

      Canada

      $100

      10,000

      Merv Milligan

      Canada

      $100

      10,000

      Glenn Brown

      Canada

      $100

      10,000

      Christine Friend

      Canada

      $100

      10,000

      Bryan Oulton

      Canada

      $100

      10,000

      Simone Gesualdo

      Canada

      $100

      10,000

      Domenico Gesualdo

      Canada

      $100

      10,000

      Sandy Bartas

      Canada

      $100

      10,000

      Jason Kerr

      Canada

      $100

      10,000

      Lisa Novak

      Canada

      $100

      10,000

      Mike Novak

      Canada

      $100

      10,000

      Tracy Forber

      Canada

      $100

      10,000

      John Fober

      Canada

      $100

      10,000

      Kevin Nielsen

      Canada

      $900

      90,000

      Krystal Nielsen

      Canada

      $100

      10,000

      Rudy Forgo

      Canada

      $100

      10,000

      Michelle Forgo

      Canada

      $100

      10,000

      Sid Stokes

      Canada

      $100

      10,000

      Maria Stokes

      Canada

      $100

      10,000

      Lisa Davis

      Canada

      $100

      10,000

      Dylan Tremblay

      Canada

      $100

      10,000

      Steve Bieberstien

      Canada

      $100

      10,000

      Mark Gorse

      Canada

      $100

      10,000

      Ted Sawicki

      Canada

      $100

      10,000

      Sue Sawicki

      Canada

      $100

      10,000

      Mark Gunderson

      Canada

      $100

      10,000

      Suzanne Gunderson

      Canada

      $100

      10,000

      Kristy Stewart

      Canada

      $2,500

      250,000

      Brett Crosby

      Canada

      $2,500

      250,000

      Mike Parsons

      Canada

      $2,500

      250,000

      Tanya Stewart

      Canada

      $2,500

      250,000

      Robert Parsons

      Canada

      $2,500

      250,000

      Frank Parsons

      Canada

      $2,500

      250,000

      Jeanette Ursich

      Canada

      $2,500

      250,000

      Michael Moody

      Canada

      $2,500

      250,000

      Wynn Nguyen

      Canada

      $2,500

      250,000

      $26,400

      2,640,000

  (b) Underwriters and Other Purchasers.

        Not applicable

  (c) Consideration.

        See (a) above.

  (d) Exemption from Registration Claimed.

        See (a) above.

               Registration Statement – SB-2  Amendment - September 2006                                                                        Page 48

              JAKE'S TRUCKING INTERNATIONAL, INC.

                 EXHIBITS

                 A.  Exhibits

                  The following exhibits are attached hereto:

                 Exhibit

                 Number                    Title

                 3.1           Our Articles of Incorporation dated May 27, 2005 (Previously filed)

                 3.2           By-Laws (Previously filed)

                 3.3           Subsidiary – Jake’s Trucking International BC, Inc. (Previously filed)

                 3.4           Certificate of Incorporation Jake’s Trucking International, Inc. (Nevada)

                 4.1           Specimen ordinary share certificate (Previously filed)

                 5.1           Opinion of Clark Wilson, Vancouver, BC as to the validity of the securities offered hereby (Previous filed)

                 10.1         Material Contract – Truck Lease #1 (Previously filed)

                 10.2         Material Contract – Truck Lease #2 (Previously filed)

                 10.3         Material Contract – Truck Lease #3 (Previously filed)

                 10.4         Promissory Note between the President and Issuer (Previously filed)

                 10.5         Subscription and Warrant Agreement

                 23.1         Independent Registered Public Accounting Firm’s Consent  (Previously filed)

                 B.  Financial Statement Schedules

                 All schedules are omitted because they are not applicable or the required information is shown in our consolidated financial statements and related notes attached to the prospectus.

                 UNDERTAKINGS

                  The undersigned company hereby undertakes that it will:

                 (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

       (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

       (c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For determining liability of the undersigned company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned company undertakes that in a primary offering of securities of the undersigned company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following

               Registration Statement – SB-2  Amendment - September 2006                                                                         Page 49

                JAKE'S TRUCKING INTERNATIONAL, INC.

                   communications, the undersigned company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned company relating to the offering required to be filed pursuant to Rule 424;

       (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned company or used or referred to by the undersigned company;

       (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned company or its securities provided by or on behalf of the undersigned company; and

       (d) Any other communication that is an offer in the offering made by the undersigned company to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

               Registration Statement – SB-2  Amendment - September 2006                                                                         Page 50

                JAKE'S TRUCKING INTERNATIONAL, INC.

                   Signatures

                    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver of British Columbia, Canada on this 11th day of September 2006.

                   Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                   JAKE’S TRUCKING INTERNATIONAL, INC.

                   By: /s/ Michael W. Quesnel________________

                          Michael W. Quesnel

                          President, Chief Executive Officer (Principal Executive Officer),

                          Chief Financial Officer (Principal Financial Officer)

                          And Chief Accounting Officer (Principal Accounting Officer)

                   Date:  September 11, 2006

                               Registration Statement – SB-2  Amendment - September 2006                                                                         Page 51